Exhibit 99.1

JMP GROUP REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

SAN FRANCISCO, Feb. 16, 2011 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2010.

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Total net revenues were $44.0 million for the quarter, compared to $46.1 million for the fourth quarter of 2009. For the year, total net revenues were $144.7 million, compared to $149.5 million for the year ended December 31, 2009. Adjusting for the impact of non-cash items, adjusted net revenues were $47.0 million for the quarter and $153.8 million for the year ended December 31, 2010. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

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Net income attributable to JMP Group was $3.5 million, or $0.16 per diluted share, for the quarter, compared to $3.5 million, or $0.16 per diluted share, for the fourth quarter of 2009. For the year, net income attributable to JMP Group was $8.7 million, or $0.40 per diluted share, compared to $10.8 million, or $0.49 per diluted share, for the year ended December 31, 2009.

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Operating net income was $8.5 million, or $0.38 per diluted share, for the quarter, an increase of 27.0% from $6.7 million, or $0.30 per diluted share, for the fourth quarter of 2009. For the year, operating net income was $20.1 million, or $0.90 per diluted share, an increase of 47.3% from $13.6 million, or $0.62 per diluted share, for the year ended December 31, 2009. For more information on operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“JMP produced its second consecutive record year of adjusted revenues and operating earnings,” said Joe Jolson, chairman and chief executive officer of JMP Group. “In addition to the continued elevated contribution from JMP Credit due to strong loan sale profits, our investment banking group had a successful year, with good momentum headed into 2011, delivering near-record revenues in the fourth quarter. While 2010 was a tough year for institutional equity trading volumes, our net commissions improved 19 percent on a linked-quarter basis in the December period. We remain optimistic that our more than 50 percent increase in stocks under coverage over the past two years will lead to further market share gains going forward. Even though Harvest Capital Strategies had a subpar performance year in 2010, we were successful in growing sponsored assets under management to $1.8 billion and further diversifying our alternative asset classes to include venture and private capital. While comparing to 2010’s record results will present a challenge this year—since we continue to expect a sharp drop-off in loan sale gains—we remain focused on delivering a return of at least 10 percent on adjusted tangible equity, excluding loan sale profits and assuming relative stability in capital markets conditions.”

Revenues

Investment Banking

Investment banking revenues were $17.1 million for the quarter, an increase of 15.3% from $14.8 million for the fourth quarter of 2009. For the year, investment banking revenues were $45.5 million, an increase of 14.0% from $39.9 million for 2009.

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The company executed 26 investment banking transactions during the quarter, compared to 18 during the fourth quarter of 2009. Public equity underwriting revenues amounted to $9.2 million, up from $4.2 million, as the company executed 16 public equity offerings, versus nine for the fourth quarter of 2009. Private placement fee revenues were $3.3 million, down from $5.5 million, with the company executing four private placements, versus three for the fourth quarter of 2009. Strategic advisory revenues totaled $4.6 million, down from $5.1 million, with the company acting as a strategic advisor on six completed transactions, in line with six during the fourth quarter of 2009.

The company executed 74 investment banking transactions over the course of the full year, compared to 56 during 2009. Public equity underwriting revenues amounted to $22.3 million, up from $16.3 million, as the company executed 44 public equity offerings, versus 30 during 2009. Private placement fee revenues were $11.3 million, up from $9.7 million, with the company executing 14 private placements, versus 10 during the prior year. Strategic advisory revenues totaled $11.9 million, down from $14.0 million, with the company acting as a strategic advisor on 16 completed transactions, in line with 16 during 2009.

Brokerage

Net brokerage revenues were $7.0 million for the quarter, a decrease of 14.3% from $8.2 million for the fourth quarter of 2009 but an increase of 18.8% from $5.9 million for the third quarter of 2010. For the year, net brokerage revenues were $28.3 million, a decrease of 16.9% from $34.0 million for 2009.

Asset Management

Asset management-related fee revenues were $5.3 million for the quarter, a decrease of 9.2% from $5.8 million for the fourth quarter of 2009, including performance-related incentive fees of $2.7 million and $3.1 million, respectively. For the year, asset management-related fee revenues were $15.7 million, a decrease of 31.0% from $22.7 million for 2009, including performance-related incentive fees of $5.1 million and $12.7 million, respectively. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in JMP Group’s financial statements as other income. Fee revenues classified as other income were $2.4 million and $1.4 million (including performance-related incentive fees of $1.9 million and $1.0 million) for the fourth quarters of 2010 and 2009, respectively, and $3.5 million and $2.6 million (including performance-related incentive fees of $2.2 million and $1.1 million) for the full years 2010 and 2009, respectively.

Client assets under management at December 31, 2010 totaled $1.3 billion, including $516.9 million of funds managed by Harvest Capital Strategies and $757.2 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors (the internal manager of JMP Credit Corporation). Client assets under management were $1.3 billion at September 30, 2010 and $1.1 billion at December 31, 2009. Including sponsored funds, client assets under management totaled $1.8 billion at December 31, 2010, compared to $1.8 billion and $1.3 billion at September 30, 2010 and December 31, 2009, respectively.

Principal Transactions

Principal transactions generated net revenues of $0.5 million for the quarter, compared to net revenues of $3.1 million for the fourth quarter of 2009. For the year, principal transactions generated net revenues of $3.4 million, compared to net revenues of $18.5 million for 2009. Principal transactions primarily include direct investments made by JMP Group as well as investments by the company in funds managed by Harvest Capital Strategies.

For the year, direct investments and investments by JMP Group in its hedge funds produced net realized and unrealized gains of $3.2 million, compared to net realized and unrealized gains of $12.0 million for 2009. In addition, an investment in publicly traded New York Mortgage Trust, Inc. produced an

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unrealized gain of $0.2 million, compared to aggregate realized and unrealized gains of $6.5 million for 2009 due to investments in New York Mortgage Trust as well as publicly traded Hercules Technology Growth Capital, Inc.

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $13.1 million for the quarter due to the sale or payoff of 31 of the loans in its portfolio, compared to $10.7 million due to the sale or payoff of 11 loans during the fourth quarter of 2009. For the year, realized gains amounted to $39.4 million as a result of the sale or payoff of 81 loans, compared to $22.3 million due to the sale or payoff of 23 loans during 2009. At December 31, 2010, 30 loans with an aggregate par value of $126.3 million and an associated liquidity discount of $35.6 million remained from the portfolio acquired by JMP Credit in April 2009.

A loan loss provision of $0.4 million was recorded for the quarter with regard to performing loans as a general reserve at JMP Credit. For the year, loan loss provisions totaled $1.3 million.

At December 31, 2010, gross impaired loans totaled $13.9 million, or 3.1% of gross loans outstanding, compared to $14.0 million, or 3.2% of gross loans outstanding, at September 30, 2010 and $74.4 million, or 16.1% of gross loans outstanding, at December 31, 2009. With regard to impaired loans at December 31, 2010, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) equaled $11.7 million, or 84.3% of gross impaired loans outstanding. With regard to performing loans at December 31, 2010, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $40.9 million, or 9.3% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Net interest income equaled $0.5 million for the quarter, compared to $2.8 million for the fourth quarter of 2009, and net dividend income totaled $0.8 million, versus $0.7 million for the fourth quarter of 2009. For the year, net interest income was $11.5 million, compared to $9.4 million for 2009, and net dividend income was $2.2 million, versus $2.5 million for 2009.

Unscheduled principal prepayments enhanced the yield on loans at JMP Credit Corporation and contributed $0.4 million and $0.4 million of net interest income for the fourth quarters of 2010 and 2009, respectively, and $4.0 million and $0.8 million for the full years 2010 and 2009, respectively.

Expenses

Compensation and Benefits

Compensation and benefits expense was $30.2 million for the quarter, compared to $34.3 million for the fourth quarter of 2009. For the year, compensation and benefits expense was $95.7 million, compared to $105.2 million for 2009. Of the amounts recorded for the quarter and year ended December 31, 2010, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.3 million and $2.6 million, respectively, while such expense attributable to RSUs granted thereafter was $4.2 million and $5.0 million, respectively. In addition, compensation expense of $3.9 million was recorded during the fourth quarter of 2010 because of the vesting of performance-linked RSUs tied to the company’s record annual operating results.

As a percentage of total net revenues, compensation and benefits expense was 68.8% for the quarter, compared to 74.5% for the fourth quarter of 2009, and was 66.1% for the year, compared to 70.4% for 2009. Excluding the cost of RSU grants, compensation and benefits expense was 58.5% of total net revenues for the quarter, compared to 61.8% for the fourth quarter of 2009, and was 60.9% for the year, compared to 63.8% for 2009.

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Non-Compensation Expense

Non-compensation expense was $6.1 million for the quarter, compared to $6.4 million for the fourth quarter of 2009. For the year, non-compensation expense was $28.3 million, compared to $24.0 million for 2009. Contributing to non-compensation expense for 2010 was a one-time impairment charge of $2.8 million recorded in the third quarter in connection with the purchase of an asset management contract during that period.

As a percentage of total net revenues, non-compensation expense was 13.9% for the quarter, unchanged from 13.9% for the fourth quarter of 2009, and 19.5% for the year, compared to 16.0% for 2009. Excluding the one-time impairment charge of $2.8 million, the adjusted non-compensation expense ratio was 17.6% for 2010.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern expenses or gains that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these expenses or gains are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (ii) excludes amortization expense related to an intangible asset, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants. In particular, adjusted net revenue adjusts for:

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $4.5 million and $9.8 million for the quarter and year ended December 31, 2010, respectively;

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non-cash amortization—in the amount of $0.1 million per quarter over a period ending in February 2013—of $1.0 million pledged as an indemnity, and deemed an intangible asset, in connection with the purchase by JMP Group in September 2010 of a management contract for a collateralized loan obligation;

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unrealized mark-to-market gains or losses on (i) the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. and, in 2009, Hercules Technology Growth Capital, Inc. as well as (ii) certain warrant positions; and

•	a non-cash bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit during the quarter ended June 30, 2009.

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A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter and year ended December 31, 2010 and for comparable prior periods is set forth below.

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Revenues:
Non-interest revenues	$43,452	$43,335	$133,180	$140,038
Net interest income	505	2,758	11,522	9,446

Total net revenues	43,957	46,093	144,702	149,484

Add back/(subtract):
Net amortization of liquidity discounts on loans	4,452	789	9,783	2,130
Amortization of intangible asset	100	—	100	—
(Gain)/loss on strategic equity investments and warrant positions	(1,544)	191	(757)	(5,682)
Gain on bargain purchase	—	—	—	(1,179)

Adjusted net revenues	$46,965	$47,073	$153,828	$144,753

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues that may otherwise obscure the company’s cash operating revenues and complicate an assessment of the company’s core business outlook. Management also believes that adjusted net revenue is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

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the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.3 million and $2.6 million for the quarter and year ended December 31, 2010, respectively;

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the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $4.2 million and $5.0 million (including $3.9 million from the vesting of performance-linked RSUs in the fourth quarter due to the company’s record results) for the quarter and year ended December 31, 2010, respectively;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $4.5 million and $9.8 million for the quarter and year ended December 31, 2010, respectively;

•	non-cash amortization—in the amount of $0.1 million per quarter over a period ending in February 2013—of $1.0 million pledged as an indemnity, and deemed an intangible asset, in

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connection with the purchase by JMP Group in September 2010 of a management contract for a collateralized loan obligation;

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unrealized mark-to-market gains or losses on (i) the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. and, in 2009, Hercules Technology Growth Capital, Inc. as well as (ii) certain warrant positions;

•	a non-cash bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit during the quarter ended June 30, 2009; and

•	a combined federal, state and local income tax rate of 42%.

A reconciliation of JMP Group’s net income to the company’s operating net income for the quarter and year ended December 31, 2010 and for comparable prior periods is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Dec. 31, 2010	Dec. 31, 2009

Net income attributable to JMP Group Inc.	$3,527	$3,521

Add back:
Income tax expense	3,575	1,171

Income before taxes	7,102	4,692

Add back/(subtract):
Compensation expense – IPO-related RSUs	339	691
Compensation expense – post-IPO RSUs	4,189	5,164
Net amortization of liquidity discounts on loans	4,452	789
Amortization of intangible asset	100	—
Unrealized (gain)/loss on strategic equity investments and warrants	(1,544)	191

Operating income before taxes	14,638	11,527

Income tax expense (assumed tax rate of 42%)	6,148	4,841

Operating net income	$8,490	$6,686

Operating net income per share:
Basic	$0.39	$0.31
Diluted	$0.38	$0.30

Weighted average shares outstanding:
Basic	21,734	21,258
Diluted	22,537	22,228

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	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2010	Dec. 31, 2009

Net income attributable to JMP Group Inc .	$8,861	$10,810

Add back:
Income tax expense	9,039	7,663

Income before taxes	17,900	18,473

Add back/(subtract):
Compensation expense – IPO-related RSUs	2,576	3,161
Compensation expense – post-IPO RSUs	4,998	6,582
Net amortization of liquidity discounts on loans	9,783	2,130
Amortization of intangible asset	100	—
Unrealized (gain)/loss on strategic equity investments and warrants	(757)	(5,682)
Gain on bargain purchase	—	(1,179)

Operating income before taxes	34,600	23,485

Income tax expense (assumed tax rate of 42%)	14,532	9,864

Operating net income	$20,068	$13,621

Operating net income per share:
Basic	$0.93	$0.66
Diluted	$0.90	$0.62

Weighted average shares outstanding:
Basic	21,646	20,791
Diluted	22,396	22,137

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

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Adjusted Book Value per Share

At December 31, 2010, JMP Group’s tangible book value per share was $5.93, compared to $5.57 at September 30, 2010 and $5.60 at December 31, 2009. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at December 31, 2010 would have been $4.76, as indicated by the table below.

(in thousands, except per share amounts)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Total JMP Group stockholders’ equity	$129,854	$122,124	$120,636
Goodwill and intangible assets	900	1,000	—

Tangible stockholders’ equity	128,954	121,124	120,636

Liquidity discount on loans	35,594	51,603	91,544
Liquidity discount on asset-backed securities issued	(79,681)	(86,836)	(107,846)

Net liquidity discount	(44,087)	(35,233)	(16,302)
Income tax benefit (assumed tax rate of 42%)	18,517	14,798	6,847

Net after-tax liquidity discount	(25,570)	(20,435)	(9,455)

Adjusted tangible stockholders’ equity	$103,384	$100,689	$111,181

Adjusted tangible book value per share	$4.76	$4.63	$5.16

Basic shares outstanding	21,737	21,733	21,534

Quarterly operating ROATE*	32.4%	14.3%	23.2%
Annual operating ROATE*	18.2%	N/A	12.0%

*	Return on adjusted tangible equity = annualized operating net income / average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During 2010, JMP Group repurchased 1,205,991 shares of its common stock at an average price of $6.91 per share, or $8.3 million in total. Of that amount, 394,005 shares were repurchased at an average price of $7.08 per share, or $2.8 million in total, in connection with the vesting of restricted stock units, whereby employees tendered shares for the payment of applicable withholding taxes. At year-end, approximately 481,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the likelihood of market share gains, the potential for future loan portfolio gains and the company’s ability to generate future returns on adjusted tangible equity. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2009 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 9:00 a.m. EST on Wednesday, February 16, 2011. To participate in the call, dial (888) 566-6060 (domestic) or (706) 634-1012 (international). The conference identification code is “43760403.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, www.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Dec. 31, 2010	Dec. 31, 2009

Assets
Cash and cash equivalents	$71,114	$75,680
Restricted cash and deposits	47,718	36,629
Receivable from clearing broker	1,331	1,609
Marketable securities owned, at fair value	23,748	5,899
Other investments	38,702	59,190
Loans held for investment, net of allowance for loan losses	813	1,592
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	400,763	327,967
Deferred tax assets	32,542	51,499
Other assets	21,121	14,656

Total assets	$637,852	$574,721

Liabilities and Stockholders’ Equity

Liabilities:
Accrued compensation	$37,424	$43,026
Asset-backed securities issued, net of purchase discounts	351,322	326,632
Note payable	26,209	9,045
Deferred tax liability	36,176	48,220
Other liabilities	45,411	22,146

Total liabilities	496,542	449,069

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	129,854	120,636
Noncontrolling interest	11,456	5,016

Total equity	141,310	125,652

Total liabilities and equity	$637,852	$574,721

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Revenues:
Investment banking	$17,083	$14,820	$45,519	$39,924
Brokerage	7,004	8,168	28,259	34,004
Asset management fees	2,915	4,382	12,231	20,148
Principal transactions	534	3,114	3,421	18,517
Gain on sale and payoff of loans	13,132	10,697	39,363	22,268
Gain on repurchase of asset-backed securities issued	—	500	—	4,705
Gain on bargain purchase	—	—	—	1,179
Net dividend income	776	671	2,248	2,521
Other income	2,371	1,439	3,466	2,593

Non-interest revenues	43,815	43,791	134,507	145,859

Interest income	9,103	11,198	45,209	35,370
Interest expense	(8,598)	(8,440)	(33,687)	(25,924)

Net interest income	505	2,758	11,522	9,446

Provision for loan losses	(363)	(456)	(1,327)	(5,821)

Total net revenues	43,957	46,093	144,702	149,484

Non-interest expenses:
Compensation and benefits	30,234	34,330	95,708	105,179
Administration	1,443	1,509	5,767	5,050
Brokerage, clearing and exchange fees	1,358	1,228	5,110	5,284
Travel and business development	769	810	3,401	2,396
Communications and technology	833	1,085	3,969	3,892
Occupancy	672	660	2,666	2,448
Professional fees	774	806	3,380	3,589
Depreciation	140	153	635	746
Impairment loss on intangible asset	—	—	2,750	—
Other	132	176	611	555

Total non-interest expenses	36,355	40,757	123,997	129,139

Income before income tax expense	7,602	5,336	20,705	20,345
Income tax expense	3,575	1,171	9,039	7,663

Net income	4,027	4,165	11,666	12,682
Less: Net income attributable to noncontrolling interest	500	644	2,805	1,872

Net income attributable to JMP Group Inc.	$3,527	$3,521	$8,861	$10,810

Net income attributable to JMP Group Inc. per share:
Basic	$0.16	$0.17	$0.41	$0.52
Diluted	$0.16	$0.16	$0.40	$0.49

Weighted average common shares outstanding:
Basic	21,734	21,258	21,646	20,791
Diluted	22,537	22,228	22,396	22,137

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